As filed with the Securities and Exchange Commission on September 5, 2007

Registration No. 333-32521

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4825	62-1147325
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

8410 WEST BRYN MAWR AVE, SUITE 700

CHICAGO, ILLINOIS 60631

(773) 399-8900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

LeRoy T. Carlson, Jr., Chairman	with a copy to:
United States Cellular Corporation	Stephen P. Fitzell, Esq.
c/o Telephone and Data Systems, Inc.	Sidley Austin LLP
30 North LaSalle Street, Suite 4000	One South Dearborn Street
Chicago, Illinois 60602	Chicago, Illinois 60603
(312) 630-1900	(312) 853-7000

(Name, address, including zip code, and telephone  number, including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registrant’s Registration Statement No. 333-32521 is being filed to convert such registration statement from Form S-3 to Form S-1, and simultaneously to remove from registration by means of such post-effective amendment the securities registered which remain unsold as a result of the termination of this offering.

Registration Statement No. 333-32521 relates to $400,000,000 of securities registered on Form S-3 for issuance for cash from time to time as Debt Securities.  Registration Statement No. 333-32521 originally was filed on Form S-3 on July 31, 1997.

The registrant is currently ineligible to file a registration statement on Form S-3 due to the untimely filing of its Forms 10-K and 10-Q.   Accordingly this post-effective amendment is being filed on Form S-1.

The registrant has terminated the offering of securities registered pursuant to the Registration Statement No. 333-32521.  Accordingly, the registrant hereby removes from registration by means of this post-effective amendment the securities registered which remain unsold as a result of the termination of this offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 5, 2007.

UNITED STATES CELLULAR CORPORATION

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Chairman

Signature Page to Post Effective Amendment to
Deregister Registration Statement No. 333-32521